Exhibit 99.1

FOR IMMEDIATE RELEASE
January 25, 2021

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2020 FINANCIAL RESULTS

Bethesda, MD - January 25, 2021 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2020.

FOURTH QUARTER 2020 FINANCIAL HIGHLIGHTS
•$1.16 comprehensive income per common share, comprised of:
◦$1.37 net income per common share
◦$(0.21) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.75 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.32 per common share of dollar roll income associated with the Company's $33.8 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $(0.20) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$16.71 tangible net book value per common share as of December 31, 2020
◦Increased $0.83 per common share, or 5.2%, from $15.88 per common share as of September 30, 2020
•$0.36 dividends declared per common share for the fourth quarter
•7.5% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.83 increase in tangible net book value per common share

AGNC Investment Corp.
January 25, 2021

OTHER FOURTH QUARTER HIGHLIGHTS
•$97.9 billion investment portfolio as of December 31, 2020, comprised of:
◦$65.1 billion Agency MBS
◦$31.5 billion net TBA mortgage position
◦$1.3 billion credit risk transfer ("CRT") and non-Agency securities
•8.5x tangible net book value "at risk" leverage as of December 31, 2020
◦8.4x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $5.4 billion as of December 31, 2020
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•27.6% portfolio CPR for the quarter
◦17.6% average projected portfolio CPR as of December 31, 2020
•2.02% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -47 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
•6.6 million shares, or $101 million, of common stock repurchased during the quarter 2
◦Represents 1.2% of common stock outstanding as of September 30, 2020
◦$15.32 per share average repurchase price, inclusive of transaction costs

2020 FULL YEAR HIGHLIGHTS
•$0.47 comprehensive income per common share, comprised of:
◦$(0.66) net loss per common share
◦$1.13 OCI per common share
•$2.70 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.77 per common share of dollar roll income
◦Excludes $(0.83) per common share of estimated "catch-up" amortization cost
•$1.56 in dividends declared per common share
•3.5% economic return on tangible common equity for the year, comprised of:
◦$1.56 dividends per common share
◦$(0.95) decrease in tangible net book value per common share, or (5.4)%, from $17.66 per common share as of December 31, 2019
•(1.6)% total stock return
•$1.4 billion of accretive capital transactions during the year
◦$439 million of At-the-Market common equity offerings, net of offering costs
◦$402 million of common share repurchases, net of repurchase costs
◦$575 million of 6.125% fixed-to-floating rate preferred equity issued in February
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Includes share repurchases settling in January 2021.

AGNC Investment Corp.
January 25, 2021

MANAGEMENT REMARKS
"In the fourth quarter, AGNC maintained the positive momentum of the prior two quarters, generating a 7.5% economic return on tangible common equity for our shareholders," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "This strong performance drove an economic return for the year ended December 31, 2020 of 3.5%, a remarkable result considering the extraordinarily difficult market conditions that we faced in March as a result of the COVID-19 pandemic. These results once again demonstrate the importance and value of AGNC's disciplined investment framework and best-in-class risk management. Moreover, the experience of 2020 clearly illustrates the unique value of a predominately Agency MBS portfolio. In times of significant market stress, the Federal Reserve (the "Fed") has repeatedly shown a commitment to support and stabilize the U.S. housing finance system, and 2020 was no exception, as the Fed purchased $1.5 trillion of Agency MBS during the year. Against this backdrop, the active management of our portfolio ultimately facilitated the recovery of substantially all of the tangible net asset value decline experienced in the first quarter.
"Although economic headwinds associated with the pandemic remain, longer-term interest rates increased modestly during the fourth quarter, and the yield curve steepened. The yield on the 10-year U.S. Treasury ended the quarter at 0.92%, an increase of 23 basis points from the prior quarter and 41 basis points above the intra-year low, while two-year Treasury rates remained relatively unchanged. This uptick in longer term interest rates, should it continue, will ultimately lead to a more benign prepayment environment for mortgages. While Agency MBS have appreciated along with the vast majority of financial assets over the past several quarters, significant Fed purchases, the potential for slower prepayments, and attractive funding levels that will likely remain for an extended period of time should continue to support the risk/return equation for levered investors in Agency MBS."
"The favorable earnings environment for levered Agency MBS investments continued during the quarter, as evidenced by AGNC's strong economic returns and our $0.75 of net spread and dollar roll income, excluding 'catch-up' amortization cost," said Peter Federico, the Company's President and Chief Operating Officer. "Mortgage supply dynamics, together with the Fed's significant purchase activity, continued to result in attractive return opportunities in the TBA dollar roll market, though the incremental benefit of these positions has begun to revert to levels more in line with historical averages. Importantly, AGNC generated this strong net spread and dollar roll income despite operating with lower average tangible 'at risk' leverage during the quarter of 8.4x, down from 8.9x in the third quarter. In addition, consistent with our commitment to disciplined risk management, our hedge ratio increased further in the fourth quarter, ending the year at 80%, a very meaningful increase from the intra-year low of 66% at the end of the second quarter.
"Finally, we repurchased $101 million, or over 6.6 million shares, of our common stock during the fourth quarter at accretive levels. For the full year, our common stock repurchases totaled approximately $402 million, or nearly 30 million shares, demonstrating our commitment to shareholder-friendly capital markets activities."

AGNC Investment Corp.
January 25, 2021

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2020, the Company's tangible net book value per common share was $16.71 per share, an increase of 5.2% for the quarter, compared to $15.88 per share as of September 30, 2020. The Company's tangible net book value per common share excludes $526 million, or $0.97 and $0.96 per share, of goodwill as of December 31, 2020 and September 30, 2020, respectively.

INVESTMENT PORTFOLIO
As of December 31, 2020, the Company's investment portfolio totaled $97.9 billion, comprised of:
•$96.6 billion of Agency MBS and TBA securities, including:
◦$96.1 billion of fixed-rate securities, comprised of:
•$52.7 billion 30-year MBS,
•$24.5 billion 30-year TBA securities,
•$9.5 billion 15-year MBS,
•$7.0 billion 15-year TBA securities, and
•$2.5 billion 20-year MBS; and
◦$0.5 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.3 billion of CRT and non-Agency securities.
As of December 31, 2020, 30-year and 15-year fixed-rate Agency securities represented 79% and 17%, respectively, unchanged as of September 30, 2020.
As of December 31, 2020, the Company's fixed-rate securities' weighted average coupon was 2.89%, compared to 3.08% as of September 30, 2020, comprised of the following weighted average coupons:
•3.06% for 30-year fixed-rate securities;
•2.16% for 15-year fixed rate securities; and
•2.58% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2020, the Company's TBA position had a fair value of $31.5 billion and a GAAP net carrying value of $275 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $29.5 billion and $76 million, respectively, as of September 30, 2020.
CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 27.6% for the fourth quarter, compared to 24.3% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of December 31, 2020 increased to 17.6% from 15.9% as of September 30, 2020 largely due to lower primary mortgage rates.
The weighted average cost basis of the Company's investment portfolio was 104.0% of par value as of December 31, 2020. Net premium amortization cost on the Company's investment portfolio

AGNC Investment Corp.
January 25, 2021

for the fourth quarter was $(266) million, or $(0.49) per common share, which includes "catch-up" premium amortization cost of $(107) million, or $(0.20) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(209) million, or $(0.38) per common share, including a "catch-up" premium amortization cost of $(50) million, or $(0.09) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 1.64% for the fourth quarter, compared to 2.28% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.39% for the fourth quarter, compared to 2.59% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the fourth quarter was 2.07%, compared to 2.30% for the prior quarter.
For the fourth quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 0.38%, compared to 0.40% for the prior quarter. For the fourth quarter, the Company’s TBA position had an implied financing benefit of (0.54)%, compared to a benefit of (0.58)% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the fourth quarter was 0.05%, compared to 0.15% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the fourth quarter was 2.02%, compared to 2.15% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter of $0.75 per common share, excluding $(0.20) per common share of "catch-up" premium amortization cost, compared to $0.81 per common share for the prior quarter, excluding $(0.09) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2020, $52.4 billion of Agency repurchase agreements, $31.2 billion of TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 8.5x as of December 31, 2020, compared to 8.8x as of September 30, 2020. The Company's average "at risk" leverage for the fourth quarter was 8.4x tangible net book value, compared to 8.9x for the prior quarter.
As of December 31, 2020, the Company's Agency repurchase agreements had a weighted average interest rate of 0.24%, compared to 0.37% as of September 30, 2020, and a weighted average remaining maturity of 54 days, compared to 55 days as of September 30, 2020. As of

AGNC Investment Corp.
January 25, 2021

December 31, 2020, $24.6 billion, or 47%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of December 31, 2020, the Company's Agency repurchase agreements had remaining maturities of:
•$42.9 billion of three months or less;
•$7.3 billion from three to six months; and
•$2.1 billion from six to twelve months.

HEDGING ACTIVITIES
As of December 31, 2020, interest rate swaps, swaptions and U.S. Treasury positions equaled 80% of the Company's outstanding balance of Agency repurchase agreements, TBA position and other debt, compared to 71% as of September 30, 2020.
As of December 31, 2020, the Company's interest rate swap position totaled $43.2 billion in notional amount, compared to $43.0 billion as of September 30, 2020. As of December 31, 2020, the Company's interest rate swap portfolio had an average fixed pay rate of 0.15%, an average receive rate of 0.08% and an average maturity of 5.1 years, compared to 0.15%, 0.08% and 5.3 years, respectively, as of September 30, 2020. As of December 31, 2020, 71% and 29% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively, compared to 69% and 31%, respectively, as of September 30, 2020.
As of December 31, 2020, the Company had payer swaptions outstanding totaling $10.4 billion, compared to $6.9 billion as of September 30, 2020. As of December 31, 2020, the Company had net short U.S. Treasury positions outstanding totaling $13.1 billion, compared to $9.8 billion as of September 30, 2020.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $617 million in other gain (loss), net, or $1.13 per common share, compared to a net gain of $381 million, or $0.69 per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:
•$133 million of net realized gains on sales of investment securities;
•$(192) million of net unrealized losses on investment securities measured at fair value through net income;
•$(7) million of interest rate swap periodic costs;
•$276 million of net gains on interest rate swaps;
•$(7) million of net losses on interest rate swaptions;
•$117 million of net gains on U.S. Treasury positions;
•$176 million of TBA dollar roll income;
•$125 million of net mark-to-market gains on TBA securities; and
•$(4) million of other miscellaneous losses.

AGNC Investment Corp.
January 25, 2021

OTHER COMPREHENSIVE LOSS
During the fourth quarter, the Company recorded an other comprehensive loss of $(115) million, or $(0.21) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $70 million, or $0.13 per common share, of other comprehensive income for the prior quarter.
COMMON STOCK DIVIDENDS
During the fourth quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of October 30, November 30 and December 31, 2020, respectively, totaling $0.36 per share for the quarter, which were paid on November 10 and December 9, 2020 and January 12, 2021, respectively. Since its May 2008 initial public offering through the fourth quarter of 2020, the Company has declared a total of $10.4 billion in common stock dividends, or $42.88 per common share.
The Company also announced the tax characteristics of its 2020 common stock dividends. The Company's distributions of $1.72 per common share for dividends declared during December 2019 and the twelve-month period ended December 31, 2020 consisted of $0.560492 ordinary dividend distributions and $1.159508 capital gain distributions per common share for federal income tax purposes. Pursuant to rules promulgated under the Internal Revenue Code, the dividend distributions to common stockholders of record as of December 31, 2019 and December 31, 2020 of $0.16 and $0.12 per common share, respectively, which were paid on January 10, 2020 and January 12, 2021, respectively, are both reported as 2020 distributions for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional details, including the tax characteristics of the Company's distributions for dividends paid during the twelve month period ended December 31, 2020 on each series of its preferred stock, please visit the Company's website at www.AGNC.com.
STOCK REPURCHASE PROGRAM
During the fourth quarter, the Company repurchased 6.6 million shares, or $101 million, of its common stock for an average repurchase price of $15.32 per common share, inclusive of transaction costs. As of December 31, 2020, $0.9 billion of common stock remained available for repurchase pursuant to its stock repurchase program through December 31, 2021.

The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company intends to repurchase shares of its common stock under the stock repurchase program only when the repurchase price is less than its then-current estimate of its tangible net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP

AGNC Investment Corp.
January 25, 2021

financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $53,698, $55,711, $69,956, $64,154 and $92,608, respectively)	$64,836	$66,556	$75,488	$70,292	$98,516
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	295	323	344	358	371
Credit risk transfer securities, at fair value (including pledged securities of $455, $413, $479, $360 and $309, respectively)	737	653	712	574	976
Non-Agency securities, at fair value (including pledged securities of $458, $455, $511, $437 and $0, respectively)	546	512	599	552	579
U.S. Treasury securities, at fair value (including pledged securities of $0, $0, $1,136, $3,721 and $97, respectively)	—	—	1,181	3,721	97
Cash and cash equivalents	1,017	857	859	1,289	831
Restricted cash	1,307	1,557	1,306	1,978	451
Derivative assets, at fair value	391	130	140	664	190
Receivable for investment securities sold (including pledged securities of $207, $10, $480, $0 and $0, respectively)	210	10	489	—	—
Receivable under reverse repurchase agreements	11,748	8,625	7,944	4,938	10,181
Goodwill	526	526	526	526	526
Other assets	204	219	265	245	364
Total assets	$81,817	$79,968	$89,853	$85,137	$113,082
Liabilities:
Repurchase agreements	$52,366	$54,566	$69,685	$66,540	$89,182
Debt of consolidated variable interest entities, at fair value	177	192	204	214	228
Payable for investment securities purchased	6,157	5,887	1,468	3,273	2,554
Derivative liabilities, at fair value	2	13	3	138	6
Dividends payable	90	90	92	113	104
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	11,727	8,372	7,929	4,886	9,543
Accounts payable and other liabilities	219	128	122	175	424
Total liabilities	70,738	69,248	79,503	75,339	102,041
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538, $1,538, $1,538, $1,538 and $963, respectively)	1,489	1,489	1,489	1,489	932
Common stock - $0.01 par value; 539.5, 545.2, 555.5, 567.7 and 540.9 shares issued and outstanding, respectively	5	5	6	6	5
Additional paid-in capital	13,972	14,053	14,191	14,334	13,893
Retained deficit	(5,106)	(5,661)	(6,100)	(6,592)	(3,886)
Accumulated other comprehensive income	719	834	764	561	97
Total stockholders' equity	11,079	10,720	10,350	9,798	11,041
Total liabilities and stockholders' equity	$81,817	$79,968	$89,853	$85,137	$113,082

Tangible net book value per common share [1]	$16.71	$15.88	$14.92	$13.62	$17.66

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020
Interest income:
Interest income	$235	$364	$429	$491	$1,519
Interest expense	52	62	134	426	674
Net interest income	183	302	295	65	845
Other gain (loss), net:
Realized gain on sale of investment securities, net	133	346	153	494	1,126
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(192)	(365)	679	197	319
Gain (loss) on derivative instruments and other securities, net	676	400	(385)	(3,154)	(2,463)
Total other gain (loss), net	617	381	447	(2,463)	(1,018)
Expenses:
Compensation and benefits	17	13	13	13	56
Other operating expense	8	8	11	10	37
Total operating expense	25	21	24	23	93
Net income (loss)	775	662	718	(2,421)	(266)
Dividend on preferred stock	25	25	25	21	96
Net income (loss) available (attributable) to common stockholders	$750	$637	$693	$(2,442)	$(362)

Net income (loss)	$775	$662	$718	$(2,421)	$(266)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(115)	70	203	464	622
Comprehensive income (loss)	660	732	921	(1,957)	356
Dividend on preferred stock	25	25	25	21	96
Comprehensive income (loss) available (attributable) to common stockholders	$635	$707	$896	$(1,978)	$260

Weighted average number of common shares outstanding - basic	544.8	553.2	560.3	548.0	551.6
Weighted average number of common shares outstanding - diluted	546.4	554.3	560.8	548.0	551.6
Net income (loss) per common share - basic	$1.38	$1.15	$1.24	$(4.46)	$(0.66)
Net income (loss) per common share - diluted	$1.37	$1.15	$1.24	$(4.46)	$(0.66)
Comprehensive income (loss) per common share - basic	$1.17	$1.28	$1.60	$(3.61)	$0.47
Comprehensive income (loss) per common share - diluted	$1.16	$1.28	$1.60	$(3.61)	$0.47
Dividends declared per common share	$0.36	$0.36	$0.36	$0.48	$1.56

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020
GAAP net interest income:
Interest income	$235	$364	$429	$491	$1,519
Interest expense	52	62	134	426	674
GAAP net interest income	183	302	295	65	845
TBA dollar roll income, net [3,4]	176	155	78	16	425
Interest rate swap periodic (cost) income, net [3,8]	(7)	(13)	(59)	31	(48)
Other interest and dividend income [3]	—	—	1	2	3
Adjusted net interest and dollar roll income	352	444	315	114	1,225
Operating expense	(25)	(21)	(24)	(23)	(93)
Net spread and dollar roll income	327	423	291	91	1,132
Dividend on preferred stock	25	25	25	21	96
Net spread and dollar roll income available to common stockholders	302	398	266	70	1,036
Estimated "catch-up" premium amortization cost due to change in CPR forecast [11]	107	50	57	243	457
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$409	$448	$323	$313	$1,493

Weighted average number of common shares outstanding - basic	544.8	553.2	560.3	548.0	551.6
Weighted average number of common shares outstanding - diluted	546.4	554.3	560.8	549.2	552.7
Net spread and dollar roll income per common share - basic	$0.55	$0.72	$0.47	$0.13	$1.88
Net spread and dollar roll income per common share - diluted	$0.55	$0.72	$0.47	$0.13	$1.87
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.75	$0.81	$0.58	$0.57	$2.71
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.75	$0.81	$0.58	$0.57	$2.70

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020
Net income/(loss)	$775	$662	$718	$(2,421)	$(266)
Book to tax differences:
Premium amortization, net	44	(11)	22	237	292
Realized gain/loss, net	(548)	(472)	—	2,555	1,535
Net capital loss/(utilization of net capital loss carryforward)	—	—	(426)	32	(394)
Unrealized (gain)/loss, net	(121)	354	(291)	(263)	(321)
Other	5	—	(2)	(8)	(5)
Total book to tax differences	(620)	(129)	(697)	2,553	1,107
Estimated REIT taxable income	155	533	21	132	841
Dividend on preferred stock	25	25	25	21	96
Estimated REIT taxable income (loss), net of preferred stock dividend	$130	$508	$(4)	$111	$745
Weighted average number of common shares outstanding - basic	544.8	553.2	560.3	548.0	551.6
Weighted average number of common shares outstanding - diluted	546.4	554.3	560.3	549.2	552.7
Estimated REIT taxable income (loss) per common share - basic	$0.24	$0.92	$(0.01)	$0.20	$1.35
Estimated REIT taxable income (loss) per common share - diluted	$0.24	$0.92	$(0.01)	$0.20	$1.35

Beginning cumulative non-deductible net capital loss	$—	$—	$426	$394	$394
Increase (decrease) in net capital loss carryforward	—	—	(426)	32	(394)
Ending cumulative non-deductible net capital loss	$—	$—	$—	$426	$—
Ending cumulative non-deductible net capital loss per common share	$—	$—	$—	$0.75	$—

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2020
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$235	$364	$429	$491	$1,519
Estimated "catch-up" premium amortization cost due to change in CPR forecast [11]	107	50	57	243	457
TBA dollar roll income - implied interest income [3,6]	129	114	74	48	365
Economic interest income, excluding "catch-up" premium amortization	471	528	560	782	2,341
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(52)	(62)	(134)	(426)	(674)
TBA dollar roll income - implied interest benefit (expense) [3,5]	47	41	4	(32)	60
Interest rate swap periodic (cost) income, net [3,8]	(7)	(13)	(59)	31	(48)
Economic interest expense	(12)	(34)	(189)	(427)	(662)
Other interest and dividend income [3]	—	—	1	2	3
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$459	$494	$372	$357	$1,682

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	1.64%	2.28%	2.39%	2.01%	2.09%
Estimated "catch-up" premium amortization cost due to change in CPR forecast	0.75%	0.31%	0.32%	0.99%	0.63%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.39%	2.59%	2.71%	3.00%	2.72%
TBA securities - average implied asset yield [6]	1.53%	1.64%	1.90%	2.54%	1.73%
Average asset yield, excluding "catch-up" premium amortization [7]	2.07%	2.30%	2.56%	2.97%	2.50%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	0.38%	0.40%	0.76%	1.80%	0.96%
TBA securities - average implied funding (benefit) cost [5]	(0.54)%	(0.58)%	(0.09)%	1.67%	(0.27)%
Average cost of funds, before interest rate swap periodic cost (income), net [7]	0.02%	0.09%	0.61%	1.79%	0.67%
Interest rate swap periodic cost (income), net [10]	0.03%	0.06%	0.27%	(0.12)%	0.05%
Average total cost of funds [9]	0.05%	0.15%	0.88%	1.67%	0.72%
Average net interest spread, excluding "catch-up" premium amortization	2.02%	2.15%	1.68%	1.30%	1.78%

AGNC Investment Corp.
January 25, 2021

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$64,615	$66,278	$75,165	$69,901	$98,074
Other Agency MBS, at fair value - as of period end	$516	$601	$667	$749	$813
Credit risk transfer securities, at fair value - as of period end	$737	$653	$712	$574	$976
Non-Agency MBS, at fair value - as of period end	$546	$512	$599	$552	$579
Total investment securities, at fair value - as of period end	$66,414	$68,044	$77,143	$71,776	$100,442
Total investment securities, at cost - as of period end	$63,701	$65,024	$73,828	$69,343	$98,670
Total investment securities, at par - as of period end	$61,270	$62,449	$70,878	$66,735	$95,561
Average investment securities, at cost	$57,194	$63,893	$71,787	$97,889	$93,606
Average investment securities, at par	$54,983	$61,398	$68,994	$94,933	$90,586
TBA securities:
Net TBA portfolio - as of period end, at fair value	$31,479	$29,536	$20,543	$21,222	$7,429
Net TBA portfolio - as of period end, at cost	$31,204	$29,460	$20,413	$20,648	$7,404
Net TBA portfolio - as of period end, carrying value	$275	$76	$130	$574	$25
Average net TBA portfolio, at cost	$33,753	$27,785	$15,662	$7,487	$7,038
Average repurchase agreements and other debt [13]	$53,645	$61,008	$69,552	$93,538	$88,677
Average stockholders' equity [14]	$10,918	$10,527	$10,262	$10,735	$10,594
Tangible net book value per common share [1]	$16.71	$15.88	$14.92	$13.62	$17.66
Tangible net book value "at risk" leverage - average [15]	8.4:1	8.9:1	8.8:1	9.9:1	9.5:1
Tangible net book value "at risk" leverage - as of period end [16]	8.5:1	8.8:1	9.2:1	9.4:1	9.4:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.64%	3.73%	3.77%	3.68%	3.76%
Average asset yield	1.64%	2.28%	2.39%	2.01%	3.28%
Average asset yield, excluding "catch-up" premium amortization	2.39%	2.59%	2.71%	3.00%	3.08%
Average coupon - as of period end	3.39%	3.59%	3.71%	3.84%	3.68%
Average asset yield - as of period end	2.33%	2.56%	2.64%	2.93%	3.07%
Average actual CPR for securities held during the period	27.6%	24.3%	19.9%	12.2%	15.4%
Average forecasted CPR - as of period end	17.6%	15.9%	16.6%	14.5%	10.8%
Total premium amortization cost, net	$(266)	$(209)	$(223)	$(384)	$(84)
TBA securities:
Average coupon - as of period end [17]	1.98%	2.06%	2.41%	3.02%	3.10%
Average implied asset yield [6]	1.53%	1.64%	1.90%	2.54%	3.29%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.07%	2.30%	2.56%	2.97%	3.09%
Cost of funds:
Repurchase agreements - average funding cost	0.38%	0.40%	0.76%	1.80%	2.12%
TBA securities - average implied funding cost (benefit) [5]	(0.54)%	(0.58)%	(0.09)%	1.67%	1.88%
Interest rate swaps - average periodic expense (income), net [10]	0.03%	0.06%	0.27%	(0.12)%	(0.34)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic expense (income), net [7,9]	0.05%	0.15%	0.88%	1.67%	1.76%
Repurchase agreements - average funding cost as of period end	0.24%	0.37%	0.41%	1.36%	2.17%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.07%	0.07%	0.26%	0.79%	(0.30)%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.55%	1.94%	1.42%	0.37%	1.52%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.02%	2.15%	1.68%	1.30%	1.33%
Expenses % of average stockholders' equity - annualized	0.92%	0.80%	0.94%	0.86%	0.94%
Economic return (loss) on tangible common equity - unannualized [19]	7.5%	8.8%	12.2%	(20.2)%	9.6%

AGNC Investment Corp.
January 25, 2021

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on January 26, 2021 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2020 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
January 25, 2021

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on January 26, 2021. In addition, there will be a phone recording available one hour after the call on January 26, 2021 through February 9, 2021. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10150712.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-

AGNC Investment Corp.
January 25, 2021

up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.